Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Kinetik Holdings Inc. (“Kinetik”) of our report dated February 15, 2023, relating to the financial statements of Permian Highway Pipeline LLC, which appears as Exhibit 99.1 in Kinetik’s Annual Report on Form 10-K for the year ending December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Houston, Texas
July 12, 2024